Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Zymeworks Inc.

We consent to the use of our report dated March 2, 2026, on the consolidated financial statements of Zymeworks Inc. (the “Entity”), which comprise the consolidated balance sheets as of December 31, 2025 and December 31, 2024, the related consolidated statements of loss and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2025, and the related notes (collectively, the “consolidated financial statements”), which is included in the Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2025.
We also consent to the incorporation by reference of such report in the Registration Statements (Nos. 333-285577, 333-285579, 333-277721, 333-270338, 333-225556-01, 333-257819-01, 333-263043-01 and 333-263042-01) on Form S-8, and (Nos. 333-279073 and 333-277751) on Form S-3 of the Entity.

/s/ KPMG LLP
Chartered Professional Accountants
March 2, 2026
Vancouver, Canada